UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 9, 2012

JPMORGAN CHASE & CO.

(Exact name of registrant as specified in its charter)

Delaware	1-5805	13-2624428
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

270 Park Avenue, New York, NY		10017
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 270-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 8.01 Other Events
SIGNATURE

Item 8.01	Other Events

JPMorgan Chase & Co. (“JPMorgan Chase” or the “Firm”) announced today that it and four other firms have agreed to a settlement in principle (the “global settlement”) with a number of federal and state government agencies, including the Department of Justice, the Department of Housing and Urban Development, the Consumer Financial Protection Bureau and the State Attorneys General, relating to the servicing and origination of mortgages. The global settlement, which is subject to the execution of a definitive agreement and court approval, calls for the Firm to, among other things: (i) make cash payments of approximately $1.1 billion (a portion of which will be set aside for payments to borrowers); (ii) provide approximately $500 million of refinancing relief to certain “underwater” borrowers whose loans are owned by the Firm; and (iii) provide approximately $3.7 billion of additional relief for certain borrowers, including reductions of principal on first and second liens, payments to assist with short sales, deficiency balance waivers on past foreclosures and short sales, and forbearance assistance for unemployed homeowners. (If the Firm does not meet certain targets for provision of the refinancing or other borrower relief within certain prescribed time periods, the Firm will instead make cash payments.) In addition, under the global settlement the Firm will be required to adhere to certain enhanced mortgage servicing standards.

The global settlement releases the Firm from further claims related to servicing activities, including foreclosures and loss mitigation activities; certain origination activities; and certain bankruptcy-related activities. Not included in the global settlement are any claims arising out of securitization activities, including representations made to investors respecting mortgage-backed securities; criminal claims; and repurchase demands from the GSEs, among other items.

Also today, the Firm entered into agreements in principle with the Federal Reserve and the Office of the Comptroller of the Currency for the payment of civil money penalties related to conduct that was the subject of consent orders entered into with the banking regulators in April 2011. The Firm’s payment obligations under those agreements will be deemed satisfied by the Firm’s payments and provisions of relief under the global settlement.

While the Firm expects to incur additional operating costs to comply with portions of the global settlement, including the enhanced servicing standards, the Firm’s financial performance from prior periods has reflected the estimated costs of the global settlement. Accordingly, the Firm expects that the financial impact of the global settlement on the Firm’s financial results for the first quarter of 2012 and future periods will not be material.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JPMORGAN CHASE & CO.
(Registrant)

	By:	/s/ Anthony J. Horan
Anthony J. Horan

Corporate Secretary

Dated: February 9, 2012

3